Exhibit 23.1

                       CONSENT OF ERNST & YOUNG LLP

We consent to the use of our report dated January 16, 1995, with respect to the financial statements of IMC-Agrico Company (not presented separately herein), incorporated by reference in the Registration Statement (Form S-3 No. 33-37441) and related Prospectus of Freeport-McMoRan Resource Partners, Limited Partnership for the Registration of $150,000,000 of its 7% Senior Notes due 2008.

                                         ERNST & YOUNG LLP

Chicago, Illinois
February 15, 1996